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                         J.P. MORGAN INSTITUTIONAL FUNDS

                            J.P. MORGAN SERIES TRUST

                                MUTUAL FUND GROUP

                            MUTUAL FUND SELECT GROUP



                               POWERS OF ATTORNEY

     The undersigned whose signatures appear below hereby constitute and appoint George Gatch, David Wezdenko, Sharon Weinberg, Victoria Preston, Joseph Bertini and Judy Bartlett, and each of them, their true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents and any substitues, or any of them, may deem necessary or advisable or which may be required to enable any of the investment companies listed above (each, a "Company") to comply with the Investment Company Act of 1940, as amended, the Securities Exchange Act of 1934, as amended and the Securities Act of 1933, as amended (collectively, the "Acts"), and any rules, regulations or requirements of the Securities and Exchange Commission (the "Commission") in respect thereof, in connection with the filing and effectiveness of, including any and all supplements and amendments (including post-effective amendments) thereto, the applicable Company's Registration Statement on Form N-14 ("N-14") and any other registration statements including any and all supplements and amendments (including post-effective amendments) pursuant to said Acts, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a trustee and/or officer of the applicable Company any and all such N-14s and other registration statements, and any and all supplements and amendments thereto, filed with the Commission under said Acts, and any other instruments, exhibits, consents or documents related thereto and The undersigned do hereby ratify and confirm all that said attorneys-in-fact and agents and any substitutes, or any of them, shall do or cause to be done by virtue hereof.

     This Powers of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.




/s/ William J. Armstrong                            /s/ Robert J. Higgins
------------------------                            ---------------------
William J. Armstrong                                Robert J. Higgins


/s/ Roland R. Eppley, Jr.                           /s/ Fergus Reid, III
-------------------------                           --------------------
Roland R. Eppley, Jr.                               Fergus Reid, III


/s/ Ann Maynard Gray                                /s/ Leonard M. Spalding, Jr.
--------------------                                ----------------------------
Ann Maynard Gray                                    Leonard M. Spalding, Jr.


/s/ Matthew Healey                                  /s/ James J. Schonbachler
------------------                                  -------------------------
Matthew Healey                                      James J. Schonbachler


DATE:  OCTOBER 23, 2002